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                                                                   EXHIBIT 11.1




                                  VERITY, INC.

                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                              THREE MONTHS ENDED
                                                                  AUGUST 31,
                                                                1996       1997
                                                              -------    ------
Primary and Fully Diluted:
  Weighted average common shares
   outstanding for the period..............................    10,744    11,033
                                                             --------  --------
Shares used in per share calculation.......................    10,744    11,033
                                                             --------  --------
Net loss applicable to common stockholders ................  $ (1,283) $ (9,766)
                                                             ========  ========
Net loss per share ........................................  $  (0.12) $  (0.89)
                                                             ========  =========